EXHIBIT 23(b)

                CONSENT OF KPMG PEAT MARWICK LLP

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                                                    EXHIBIT 23(b)

The Board of Directors
Harleysville National Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report contains an explanatory paragraph which discusses that the Corporation has changed its method of accounting for investments in 1994 and income taxes in 1993.

/s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
December 8, 1995